Exhibit 4.3

XL GROUP LTD

as Issuer

[______]

as Trustee

INDENTURE

Dated as of [______]

Subordinated Debt Securities

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture.

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
ss.310(a)	6.09
(b)	6.08, 6.10
(c)	Not Applicable
ss.311(a)	6.13
(b)	6.13
(c)	Not Applicable
ss.312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
ss.313(a)	7.03(a)
(b)	7.03(b)
(c)	7.03(b)
(d)	7.03(c)
ss.314(a)	7.04
(b)	Not Applicable
(c)	1.02
(d)	Not Applicable
(e)	1.02
(f)	Not Applicable
ss.315(a)	6.01
(b)	6.02, 7.03(b)
(c)	6.01(b)
(d)	6.01(c)
(e)	5.14
ss.316(a) (1)	5.12, 5.13
(b)	5.08
(c)	1.04(d)
ss.317(a) (1)	5.03
(b)	5.04
(c)	10.03
ss.318(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01	Definitions	1
Section 1.02	Compliance Certificates and Opinions	7
Section 1.03	Form of Documents Delivered to Trustee	8
Section 1.04	Acts of Holders	9
	Notices, Etc., to Trustee and the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,	9
Section 1.05	Notice to Holders; Waiver	10
Section 1.06	Conflict with Trust Indenture Act	10
Section 1.07	Effect of Headings and Table of Contents	10
Section 1.08	Successors and Assigns	10
Section 1.09	Separability Clause	10
Section 1.10	Benefits of Indenture	10
Section 1.11	Governing Law; Waiver of Jury Trial	11
Section 1.12	Legal Holidays	11
Section 1.13	References to Currency	11
Section 1.14	Force Majeure	11
Section 1.15	USA PATRIOT Act	11

ARTICLE II

SECURITY FORMS

Section 2.01	Forms Generally	12
Section 2.02	Form of Trustee’s Certificate of Authentication	12
Section 2.03	Securities Issuable in the Form of a Global Security	12

ARTICLE III

THE SECURITIES

Section 3.01	Amount Unlimited; Issuable in Series	14
Section 3.02	Denominations	17
Section 3.03	Execution, Authentication, Delivery and Dating	17
Section 3.04	Temporary Securities	18
Section 3.05	Registration, Registration of Transfer and Exchange	18
Section 3.06	Mutilated, Destroyed, Lost and Stolen Securities	20

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Section 6.08	Disqualification; Conflicting Interests	38
Section 6.09	Corporate Trustee Required; Eligibility	38
Section 6.10	Resignation and Removal; Appointment of Successor	38
Section 6.11	Acceptance of Appointment by Successor	40
Section 6.12	Merger, Conversion, Consolidation or Succession to Business	41
Section 6.13	Preferential Collection of Claims Against Company	41
	. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities) the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311(a) to the extent provided therein.	41

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01	Company to Furnish Trustee Names and Addresses of Holders	41
Section 7.02	Preservation of Information; Communications to Holders	42
Section 7.03	Reports by Trustee	44
Section 7.04	Reports	44

ARTICLE VIII

SUCCESSOR CORPORATION

Section 8.01	When Company May Consolidate, Amalgamate, Merge or Transfer Assets	45

ARTICLE IX

AMENDMENTS & SUPPLEMENTAL INDENTURES

Section 9.01	Amendments or Supplemental Indentures Without Consent of Holders	46
Section 9.02	Amendments or Supplemental Indentures with Consent of Holders	47
Section 9.03	Execution of Supplemental Indentures	48
Section 9.04	Effect of Supplemental Indentures	48
Section 9.05	Conformity with Trust Indenture Act	48
Section 9.06	Reference in Securities to Supplemental Indentures	48

ARTICLE X

COVENANTS

Section 10.01	Payment of Principal, Premium and Interest	49
Section 10.02	Maintenance of Office or Agency	49
Section 10.03	Money for Securities; Payments to Be Held in Trust	49
Section 10.04	Corporate Existence	51
Section 10.05	Maintenance of Properties	51

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INDENTURE, dated as of [_____], among XL Group Ltd, a Bermuda exempted company (herein called the “Company” or the “Issuer”), having its principal office at XL House, One Bermudiana Road, Hamilton, HM 08, Bermuda, and [______], as trustee hereunder (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01         Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)      the terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular;

(2)      all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)      all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)      the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

(5)      all references used herein to the male gender shall include the female gender.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” when used with reference to the Company means either the board of directors of the Company or any duly authorized committee of such board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution, certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means, with respect to any Securities, a day that in the City of New York or in any Place of Payment is not a day on which banking institutions are authorized by law or regulation to close.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that entity.

“Certificated Securities” means Securities that are in registered definitive form.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor entity.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by (a) its chairman of the board, a vice chairman, its president or a vice president, and (b) its treasurer, an assistant treasurer, its secretary or an assistant secretary, and delivered to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office, at the time

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of the execution of this Indenture, is located at [______], or any successor Trustee as may be designated in writing.

“Covenant Defeasance” has the meaning specified in Section 4.04.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, unless otherwise specified by the Company pursuant to either Section 2.03 or 3.01, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

“Event of Default” has the meaning specified in Section 5.01.

“Global Security” means a Security issued to evidence all or a part of any series of Securities which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or its custodian or pursuant to the Depositary’s instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Holder Action” has the meaning specified in Section 7.02(d).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.

“Interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor entity.

“Mandatory Sinking Fund Payment” has the meaning specified in Section 13.01.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

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“Officers’ Certificate” means a certificate signed by the chairman of the board, the president or a vice president, and by the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel in a form reasonably acceptable to the Trustee, who may be counsel for the Company and who shall be acceptable to the Trustee.

“Optional Sinking Fund Payment” has the meaning specified in Section 13.01.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money or evidences of indebtedness in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. In case of a dispute as to such right, any decision by the Trustee shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or

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for the account of any of the above-described persons; and, subject to Section 6.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purposes of any such determination.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Payment Blockage Notice” has the meaning specified in Section 14.02(b).

“Payment Blockage Period” has the meaning specified in Section 14.02(b).

“Person” means any individual, corporation, exempted limited company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

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“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Indebtedness,” unless otherwise specified in one or more indentures supplemental hereto or approved pursuant to a Board Resolution in accordance with Section 3.01, means, with respect to the Company, (i) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company, including any such securities issued under any deed, indenture or other instrument to which the Company is a party (including, for the avoidance of doubt, indentures pursuant to which subordinated debentures have been or may be issued); (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company, all hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company) and (vii) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (i) through (vi) above, in each case whether or not contingent and whether outstanding at the date hereof or thereafter incurred, except, in each case, for the Securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to or ranks pari passu with the Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of this Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Senior Indebtedness and the Trustee or any of the Holders.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person:

(1)      any corporation or company a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such

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Person (a “subsidiary”), by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person;

(2)      a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership; or

(3)      any partnership, limited liability company or other Person in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or appoint or direct the election or appointment of the managing partner or member of such Person or, if applicable, a majority of the directors or other governing body of such Person.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and in force at the date as of which this instrument was executed, except as provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as to the timely payment of principal and interest as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company which is a member of the Federal Reserve System and having a combined capital and surplus of at least $50,000,000 as custodian with respect to any such obligation evidenced by such depository receipt or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation set forth in (i) or (ii) above or the specific payment of interest on or principal of such obligation evidenced by such depository receipt.

Section 1.02         Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, where appropriate as to matters of law, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with,

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except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)         a statement that the Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)         a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)         a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03         Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous. Any certificate of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

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Section 1.04         Acts of Holders.

(a)         Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b)          The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any reasonable manner which the Trustee deems sufficient.

(c)          The ownership of Securities shall be proved by the Security Register.

(d)          If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by such Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee and the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Notices, Etc., to Trustee and the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

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(1)      the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including a facsimile transmission) to or with the Trustee at [______], Attention: [______],

(2)      the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including a facsimile transmission) and mailed, first-class postage prepaid, to the Company, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, to the attention of the secretary of the Company.

Section 1.05         Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other case it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.06         Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

Section 1.07         Effect of Headings and Table of Contents. The article and section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

Section 1.08         Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind their successors and assigns, whether so expressed or not.

Section 1.09         Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10         Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their

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successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11         Governing Law; Waiver of Jury Trial. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes will be construed in accordance with the laws of said State without giving effect to principles of conflicts of laws of such State.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.12         Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.13         References to Currency. All references in this Indenture to “dollars” or “$” are to the currency of the United States of America.

Section 1.14         Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.15         USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

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ARTICLE II

SECURITY FORMS

Section 2.01         Forms Generally. The Securities of each series shall be in substantially the forms established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution of the Company in accordance with Section 3.01, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or securities regulatory authority or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02         Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication required by this article shall be in substantially the form set forth below:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[______],
as Trustee

By:

Authorized Signatory

Section 2.03         Securities Issuable in the Form of a Global Security.

(a)          If the Issuer shall establish pursuant to Sections 2.01 and 3.01 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount

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equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or its custodian or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(b)          Notwithstanding any other provision of this Section 2.03 or of Section 3.05, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to another nominee of the Depositary for such Global Security, or to a successor Depositary for such Global Security selected or approved by the Issuer or to a nominee of such successor Depositary.

(c)          (i) If at any time the Depositary for a Global Security notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Issuer shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, and the Trustee, upon receipt of such Company Order, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

(ii)         If an Event of Default shall have occurred and be continuing or an event shall have occurred which with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the Securities represented by such Global Security, the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an

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aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

(iii)        If specified by the Issuer pursuant to Section 3.01 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms in definitive form and of any authorized denomination of $2,000 and any integral multiple of $1,000 in excess thereof as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to Holders thereof.

(iv)        In any exchange provided for in any of the preceding three paragraphs, the Issuer will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section 2.03 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

ARTICLE III

THE SECURITIES

Section 3.01         Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Company and set forth in an Officers’ Certificate of the Company, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1)      any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of

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transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.03, 3.04, 3.05, 3.06, 9.06 or 12.07);

(2)      the issue price, expressed as a percentage of the aggregate principal amount;

(3)      the date or dates on which the principal of the Securities of the series is payable;

(4)      the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on the Interest Payment Date;

(5)      the obligation, if any, of the Company to redeem, repay or repurchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed, repaid or repurchased, in whole or in part, pursuant to such obligation;

(6)      the period of periods within which, the price or prices or ratios at which and the terms and conditions upon which Securities of the series may be redeemed, converted or exchanged, in whole or in part;

(7)      if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(8)      if other than the full principal amount, the portion of the principal amount of Securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy;

(9)      any events of default not set forth in this Indenture;

(10)   the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such Securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

(11)   if the principal of (and premium, if any), or interest, if any, on such Securities are to be payable, at the election of the Company or any Holder thereof, in a coin or currency other than that in which such Securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

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(12)    whether interest will be payable in cash or additional Securities at the Company’s or the Holders’ option and the terms and conditions upon which the election may be made;

(13)    if such Securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of Holders of such Securities as Outstanding Securities under this Indenture;

(14)    if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, on such Securities may be determined with reference to an index, formula or other method based on a coin or currency other than that in which such Securities are stated to be payable, the manner in which such amounts shall be determined;

(15)    any restrictive covenants or other material terms relating to the offered debt securities, which covenants and terms shall not be inconsistent with the provisions of this Indenture;

(16)    whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depositary for such Global Security or Securities;

(17)    if other than as set forth in this Indenture, any terms with respect to subordination of such Securities, including, without limitation, the definition of “Senior Indebtedness”;

(18)    any listing of such Securities on any securities exchange;

(19)    additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities;

(20)    the applicability of any guarantees;

(21)    if convertible or exchangeable for other securities, the terms on which such Securities are convertible or exchangeable, including the initial conversion or exchange price, the conversion or exchange period, any events requiring an adjustment of the applicable conversion or exchange price and any requirements relating to the reservation of securities for purposes of conversion in the case of convertible securities;

(22)    provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

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(23)    each initial Place of Payment; and

(24)    any other terms of the series, which terms shall not be inconsistent with the provisions of this Indenture.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Securities of any series.

Section 3.02         Denominations. The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 3.03         Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by any two of the following individuals: any member of its Board of Directors, its president, treasurer, any of its corporate secretaries, assistant secretary or any of its vice presidents. The signature of any of these individuals on the Securities may be manual, facsimile or electronic (including “.pdf” format).

Securities bearing the manual, facsimile or electronic (including “.pdf” format) signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee, in accordance with the Company Order, shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, or by one or more indentures supplemental hereto as provided by Section 9.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

(a)          that such form has been established in conformity with the provisions of this Indenture;

(b)          that such terms have been established in conformity with the provisions of this Indenture;

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(c)          that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles;

(d)          that all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with; and

(e)          the items set forth in Section 1.02 hereof and such other matters as the Trustee may reasonably request.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Security shall be dated the date of its authentication unless otherwise provided by the terms established and contemplated by Section 3.01.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 3.04         Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.05         Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section

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10.02 or at the office of the Security Registrar a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to Section 2.03 and to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee initially is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Company may act as Security Registrar and may change or appoint a Security Registrar without prior notice to Holders or to the Trustee.

Subject to Section 2.03, upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

Subject to Section 2.03, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Subject to Section 2.03, all Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.03, 3.04, 9.06 or 12.07 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption (under Section 12.03) and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in

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violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 3.06         Mutilated, Destroyed, Lost and Stolen Securities. If there shall be delivered to the Company and the Trustee (i) (A) any mutilated Security or (B) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, which shall include any attorney’s fees and expenses) connected therewith.

Every new Security of any series issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security or in exchange for such mutilated Security, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07         Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment

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Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)      The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)      The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.07, each Security lawfully delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other

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Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08         Persons Deemed Owners. Subject to Section 2.03, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09         Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. The Trustee shall dispose of cancelled Securities in accordance with its customary procedures and deliver evidence of such destruction, at the request of, and at the expense of, the Company.

Section 3.10         Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 for the Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11         CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01         Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities (except as to (i) any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, (ii) rights hereunder of Holders to receive payments of principal of, and premium, if any, and interest on, Securities, and other rights, duties and obligations of the Holders as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (iii) remaining obligations of the Company to make Mandatory Sinking Fund Payments and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, at the expense of

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the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to any series of Securities, when:

(1)         either

(a)          all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(b)          all such Securities not theretofore delivered to the Trustee for cancellation:

(i)          have become due and payable,

(ii)         will become due and payable at their Stated Maturity within one year, or

(iii)        are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust (i) money in dollars in an amount (or if the Securities are denominated in any currency other than dollars, an amount of the applicable currency), (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment referred to in this subparagraph, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized investment banking firm or firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)         if all series of Securities are being discharged, the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)         the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, and, if money shall have been deposited with the Trustee pursuant to Subclause (1)(b) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the next to last paragraph of Section 10.03, shall survive.

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Section 4.02         Application of Trust Funds; Indemnification. (a) Subject to the provisions of the next to last paragraph of Section 10.03, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01, 4.03 or 4.04 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01, 4.03 or 4.04 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee or to make Mandatory Sinking Fund Payments or analogous payments as contemplated by Section 4.03 or 4.04, but such money need not be segregated from other funds except to the extent required by law.

(b)          The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 4.01, 4.03 or 4.04, or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c)          The Trustee shall deliver or pay to the Company from time to time upon Company Request, any U.S. Government Obligations or money held by it as provided in Section 4.01, 4.03 or 4.04 which, in the opinion of a nationally recognized investment banking firm or firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received.

Section 4.03         Defeasance and Discharge of Indenture. The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities on the 91st day after the date of the deposit referred to in subparagraph (d) of this Section 4.03, and the provisions of this Indenture, as it relates to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request, execute proper instruments acknowledging the same), except as to:

(a)          the rights of Holders of Securities to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) or interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any Mandatory Sinking Fund Payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities;

(b)          the Company’s obligations with respect to such Securities under Sections 3.05, 3.06, 10.02 and 10.03; and

(c)          the obligations of the Company to the Trustee under Section 6.07;

provided that the following conditions shall have been satisfied:

(d)          the Company has or caused to be irrevocably deposited (except as provided in Section 4.02) with the Trustee as trust funds in trust, specifically pledged as security

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for, and dedicated solely to, the benefit of the Holders of the Securities, (i) money in dollars in an amount (or if the Securities are denominated in any currency other than dollars, an amount of the applicable currency), (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized investment banking firm or firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest or on the applicable Redemption Date and (B) any Mandatory Sinking Fund Payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

(e)          such deposit shall not cause the Trustee with respect to the Securities to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities;

(f)          such deposit will not result in a breach or violation of, or constitute a default under, any applicable laws, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(g)          no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(h)          the Company has delivered to the Trustee an Officers’ Certificate as to solvency and the absence of any intent of preferring the Holders over any other creditors of the Company; and

(i)          if the deposit referred to in subparagraph (d) of this Section 4.03 is to be made on or prior to one year from the Stated Maturity for payment of principal of the Outstanding Securities, the Company has delivered to the Trustee an Opinion of Counsel with no material qualifications, or a favorable ruling of the Internal Revenue Service, in either case to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Section 4.04         Defeasance of Certain Obligations. If this Section 4.04 is specified to be applicable to Securities of any series, the Company may omit to comply with any term, provision or condition set forth in the sections of this Indenture or such Security with respect to the Securities of that series (“Covenant Defeasance”) if:

(1)      with reference to this Section 4.04, the Company has deposited or caused to be irrevocably deposited with the Trustee as

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trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, (i) money in dollars in an amount (or if the Securities are denominated in any currency other than dollars, an amount of the applicable currency), or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized investment banking firm or firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Securities of that series on the Stated Maturity of such principal or installment of principal or interest and (B) any Mandatory Sinking Fund Payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

(2)      such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities of any series;

(3)      such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(4)      the Company has delivered to the Trustee an Officers’ Certificate as to solvency and the absence of any intent of preferring the Holders over any other creditors of the Company;

(5)      if the deposit referred to in subparagraph (1) of this Section 4.04 is to be made on or prior to one year from the Stated Maturity for payment of principal of the Outstanding Securities, the Company has delivered to the Trustee an Opinion of Counsel with no material qualifications, or a favorable ruling of the Internal Revenue Service, in either case to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred; and

(6)      the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 4.04 have been complied with.

In the event the Company effects Covenant Defeasance with respect to any Securities and such Securities are declared due and payable because of the occurrence of any Event of Default,

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other than an Event of Default with respect to any covenant as to which there has been Covenant Defeasance, the U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Securities at the time of the Stated Maturity but may not be sufficient to pay amounts due on such Securities at the time of the acceleration resulting from such Event of Default.

ARTICLE V

REMEDIES

Section 5.01         Events of Default.

“Event of Default” (except as otherwise specified or contemplated by Section 3.01 for Securities of any series) wherever used herein with respect to Securities of any series, means any one of the following events:

(1)      default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 60 days;

(2)      default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity;

(3)      default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series;

(4)      default in the performance, or breach, of any material covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series) and continuance of such for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(5)      the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any

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such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(6)      the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company, as the case may be, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to have a case commenced against it or to seek an order for relief under any applicable bankruptcy, insolvency or other similar law or the taking of corporate action by the Company in furtherance of any such action; or

(7)      any other Event of Default expressly provided with respect to Securities of that series.

Section 5.02         Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency or reorganization) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

In the case of an Event of Default resulting from bankruptcy, insolvency or reorganization, which occurs and is continuing with respect to Securities of any series at the time Outstanding, then all unpaid principal of and accrued interest on all such Outstanding Securities of that series shall become immediately due and payable without any notice or other action on the part of the Trustee or the Holders of any Securities of such series.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

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(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(a)          all overdue interest (including Defaulted Interest) on all Securities of that series,

(b)          the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(c)          to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(d)          all sums paid or advanced by the Trustee and any predecessor Trustee hereunder and all sums due the Trustee and any predecessor Trustee under Section 6.07; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03         Collection of Indebtedness and Suits For Enforcement By Trustee. The Company covenants that if

(1)      default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)      default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including all amounts due the Trustee and any predecessor Trustee under Section 6.07.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, at the expense of Company, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in

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the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If any Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by appropriate judicial proceedings necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04         Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered by intervention in such proceeding or otherwise:

(1)      to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)      to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05         Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision

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for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06         Application of Money Collected. Any money collected by the Trustee pursuant to this article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (including its agents and counsel) and each predecessor Trustee hereunder;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: To the Company.

Section 5.07         Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)      such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)      the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)      such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)      the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)      no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders (it

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being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.08         Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09         Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10         Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11         Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12         Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities of any series (or if more than one series is affected thereby, of all series so affected, voting as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

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(1)      such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability or be unduly prejudicial to Holders not joining therein, and

(2)      the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Nothing in this Indenture shall impair the right of the Trustee to take any other action which is not inconsistent with such direction.

Section 5.13         Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)      in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

(2)      in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14         Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Securities on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date). This Section 5.14 shall be in lieu of Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 5.15         Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby

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expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

Section 6.01         Certain Duties and Responsibilities.

(a)          Except during the continuance of an Event of Default with respect to the Securities of any series,

(1)      the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)          In case an Event of Default has occurred with respect to Securities of any series and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Securities, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)      this subsection shall not be construed to limit the effect of Subsection (a) of this Section 6.01;

(2)      the Trustee shall not be liable for any error or judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)      the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 5.12 relating to the

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time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4)      no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02         Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.01(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 6.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.03         Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a)          the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any Board Resolution, resolution, Officers’ Certificate, certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)         any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)          whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

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(d)          the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)          in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)           the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)          the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

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(l)           the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(m)         the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 6.04         Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.05         May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.12, may otherwise deal with, and collect obligations owed to it by, the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.06         Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.07         Compensation, Reimbursement and Indemnification. The Company agrees:

(1)      to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)      except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or bad faith; and

(3)      to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties hereunder, including

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the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is due to its own negligence or bad faith.

To ensure the performance of the obligations of the Company hereunder, the Trustee shall have a senior claim to which the Securities are hereby made subordinate upon all property and funds held or collected by the Trustee as such, except property and funds held in trust for the payment of principal of, premium, if any, or interest on particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 6.07 shall survive the termination of this Indenture.

Section 6.08         Disqualification; Conflicting Interests. The Trustee shall comply with the terms of Section 3.10(b) of the Trust Indenture Act.

Section 6.09         Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers having (or, in the case of the subsidiary of a bank holding company that guarantees the obligations of the Trustee under this Indenture, such holding company’s parent shall have) a combined capital and surplus of at least $50,000,000 subject to supervision or examination by federal or state authority. If such corporation or holding company parent publishes reports of condition at least annually, pursuant to law or the requirements of said supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation or holding company parent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this article.

Section 6.10         Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b)         The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by

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the first sentence of this subsection may be combined with the instrument called for by Section 6.11.

(c)          The Trustee, upon 30 days’ notice, may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

(d)          If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(e)          If at any time:

(1)      the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2)      the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)      the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, upon 30 day’s notice, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(f)          The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee 30 days in advance and if no Default occurs or is continuing during the 30-day period.

(g)          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall

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be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(h)          The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office. The Trustee shall have no liability or responsibility for the actions or inaction of any successor Trustee.

Section 6.11         Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)          In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such

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supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall, at the expense of the Company, duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)          Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.11, as the case may be.

(d)         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this article.

Section 6.12         Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13         Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities) the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311(a) to the extent provided therein.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01         Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee and Security Registrar (if not the Trustee) with respect to the Securities of each series

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(a)          semi-annually, not more than 15 days after each Regular Record Date, or, in the case of any series of Securities on which semi-annual interest is not payable, not more than fifteen days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or such semi-annual date, as the case may be, and

(b)          at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar, no such list need be furnished.

Section 7.02         Preservation of Information; Communications to Holders.

(a)          The Security Registrar shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished by the Company as provided in Section 7.01. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)          If three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants’ desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i)          afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or

(ii)         inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment by such requesting Holders, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall

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specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)          Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Trustee or any agent thereof shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

(d)          Subject to Sections 7.02(a), 7.02(b), 7.02(c) and 6.01, if the Company or any other person (other than the Trustee) shall desire to communicate with Holders of Securities to solicit or obtain from them any proxy, consent, authorization, waiver, approval of a plan of reorganization, arrangement or readjustment or other action (“Holder Action”), the Trustee shall have no duty to participate in such communication or solicitation or the processing of responses in any manner except (i) to furnish the rules and regulations and to perform the functions referred to in Section 1.04 and (ii) to receive (A) the instruments evidencing the Holder Action together with (B) the Officers’ Certificate and Opinion of Counsel referred to below. The Company hereby covenants that any and all communications and solicitations distributed by it in connection with any Holder Action will comply in all material respects with applicable law, including, without limitation, applicable law concerning adequacy of disclosure. The Trustee shall have no responsibility for the accuracy or completeness of any materials circulated to solicit any Holder Action or for any related communications or for the compliance thereof with applicable law. No Holder Action shall become effective until the Trustee shall have received from the Company or other person who solicited the Holder Action the instruments evidencing such Holder Action (x) (in the case of Holder Action solicited by the Company or the representative of the Company’s estate if the Company is the debtor in any bankruptcy or other insolvency proceeding) an Officers’ Certificate and (y) (in all cases) an Opinion of Counsel, each specifying the Holder Action taken and stating that such Holder Action has been duly and validly taken in compliance with this Indenture in all material respects. Such Officers’ Certificate, if any, shall also certify that (after giving effect to such Holder Action) no Event of Default or event or condition which, with notice or lapse of time or both, would become an Event of Default has occurred and is continuing or has not been waived.

(e)          The Depositary may grant proxies and otherwise authorize its participants which own the Global Securities to give or take any Act which a Holder is entitled to take under this Indenture; provided, however, that the Depositary has delivered a list of such participants to the Trustee.

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Section 7.03         Reports by Trustee.

(a)          Within 60 days after September 30 of each year commencing with the first September 30 following the date of this Indenture, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such September 30, to the extent required by Section 3.13(a) of the Trust Indenture Act.

(b)          The Trustee shall comply with Sections 3.13(b) and 3.13(c) of the Trust Indenture Act.

(c)          A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Commission and with the Company. The Company will promptly notify the Trustee in writing when any Securities are listed on any stock exchange, or of any delisting thereof.

Section 7.04         Reports.

The Company shall:

(1)         file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (provided that availability of such reports on a website maintained by the Commission shall be deemed to fulfill this requirement); or, if the Company is not required to file information, documents or reports pursuant to either of said sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

(2)         file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

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ARTICLE VIII

SUCCESSOR CORPORATION

Section 8.01         When Company May Consolidate, Amalgamate, Merge or Transfer Assets. (a) The Company shall not (1) consolidate or amalgamate with or merge with or into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, (2) permit any Person to consolidate or amalgamate with or merge into the Company, or (3) permit any Person to convey, transfer, sell or lease that Person’s properties and assets substantially as an entirety to the Company, unless:

(i)          in the case of (1) and (2) above, either (x) the Company shall be the surviving person or (y) the Person (if other than the Company) formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organisation for Economic Co-operation and Development or the European Union and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(ii)         immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)        the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, amalgamation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 8.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

(b)          The successor Person formed by such consolidation or amalgamation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.03, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

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ARTICLE IX

AMENDMENTS & SUPPLEMENTAL INDENTURES

Section 9.01         Amendments or Supplemental Indentures Without Consent of Holders. The Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Securities or waive any provision of this Indenture or the Securities without the consent of any Holder, so long as such changes or waivers, other than those in clause (2), do not materially and adversely affect the interests of the Holder:

(1)      to cure any ambiguity, omission, defect or inconsistency;

(2)      to make any modifications or amendments that do not, in the good faith opinion of the Company’s Board of Directors and the Trustee, adversely affect the interests of the Holders in any material respect, provided that any amendment or supplement conforming this Indenture, as applied to a series of Securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which the Securities were initially sold shall be deemed not to adversely affect the interest of Holders;

(3)      to provide for the assumption of the Company’s obligations under this Indenture by a successor upon any merger, consolidation, amalgamation or asset transfer as permitted by and in compliance with Article VIII of this Indenture;

(4)      to provide any security for or guarantees of the Securities;

(5)      to add Events of Default with respect to the Securities;

(6)      to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company by this Indenture;

(7)      to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(8)      to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for bearer Securities;

(9)      to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

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(10)    to change or eliminate any of the provisions of this Indenture, provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(11)    to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(12)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b).

Section 9.02         Amendments or Supplemental Indentures with Consent of Holders. With the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such amendment or supplement (taken together as one class), the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Securities. However, without the consent of each Holder affected, an amendment of or a supplement to this Indenture or the Securities may not:

(1)      change the Stated Maturity of the principal of, or premium, if any, or any installment of interest with respect to the Securities;

(2)      reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, the Securities;

(3)      change the currency of payment of principal of or interest on the Securities;

(4)      change the redemption provisions, if any, of any Securities in any manner adverse to the Holders of such Securities;

(5)      impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

(6)      reduce the above-stated percentage of Holders of the Securities of any series necessary to modify or amend this Indenture;

(7)      if the Securities are convertible or exchangeable, adversely affect the right to convert or exchange the Securities in accordance with the provisions of this Indenture;

(8)      modify or change the subordination provisions hereof in any manner which adversely affects the Holders; or

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(9)         modify the foregoing requirements or reduce the percentage of Outstanding Securities necessary to waive any covenant or past default.

It shall not be necessary for any Act of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such Act approves the substance thereof.

After an amendment or supplemental indenture under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or supplemental indenture.

An amendment or supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Section 9.03         Execution of Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this article if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that this Indenture as amended by such supplemental indenture is the valid, binding and enforceable obligation of the Company in accordance with its terms.

Section 9.04         Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05         Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06         Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

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ARTICLE X

COVENANTS

Section 10.01       Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. At the option of the Company, payment of principal (and premium, if any) and interest may be made by wire transfer or (subject to collection) by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

Section 10.02       Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company hereby initially appoints the Trustee its office or agency for each of said purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03       Money for Securities; Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

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The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

(1)      hold all sums held by it for the payment on the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)      give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

(3)      at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look, only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be mailed or published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City, County and State of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

The Company shall have no obligation to make payment of principal of (or premium, if any) or interest on any Security in immediately available funds, except that if the Company shall have received original payment for Securities in immediately available funds it shall make available immediately available funds for payment of the principal of such Securities.

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Section 10.04       Corporate Existence. Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.05       Maintenance of Properties. The Company will use its reasonable efforts to cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (subject to wear and tear) and supplied with all necessary material equipment and will use its reasonable efforts to cause to be made all necessary material repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.05 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

Section 10.06       Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.07       Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in this Article X if, before or after the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Securities (taken together as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.08       Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

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ARTICLE XI

REDEMPTION OF SECURITIES

Section 11.01       Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this article.

Section 11.02       Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities of such series to be redeemed, such notice to be accompanied by a written statement signed by an authorized officer of the Company stating that no defaults in the payment of interest or Events of Default with respect to the Securities of that series have occurred (which have not been waived or cured). In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee an Officers’ Certificate evidencing compliance with such restriction.

Section 11.03       Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, subject to the customary procedures of the Depositary, and which may provide for the selection or redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.04       Notice of Redemption. The Company shall give a notice of redemption by first-class mail, postage prepaid, mailed not less than 45 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice. Failure to give notice by mail, or any defect in the notice to any such Holder in respect of

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any Security, shall not affect the validity of the proceedings for the redemption of any other Security.

All notices of redemption shall state:

(1)      the Redemption Date,

(2)      the Redemption Price and any accrued interest,

(3)      if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4)      that on the Redemption Date the Redemption Price and any accrued interest will become due and payable upon each such Security to be redeemed together with accrued interest thereon and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)      the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest,

(6)      that the redemption is for a sinking fund, if such is the case, and

(7)      the CUSIP number and, if applicable, the ISIN number, of the Securities being redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

Section 11.05       Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money, in funds immediately available on the due date, sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.06       Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified together with accrued interest thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on the Redemption Date shall be payable to the Holders of such Securities, or one or more

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Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

The Trustee shall not redeem any Securities of any series pursuant to this article (unless all Outstanding Securities of such series are to be redeemed) or mail or give any notice of redemption of Securities during the continuance of an Event of Default hereunder known to the Trustee with respect to such series, except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be deemed to have been collected under Article V and held for the payment of all such Securities of such series. In case such Event of Default shall have been waived as provided in Section 5.13 or the default cured on or before the sixtieth day preceding the Redemption Date, such moneys shall thereafter be applied in accordance with the provisions of this article.

Section 11.07       Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XII

SINKING FUNDS

Section 12.01       Applicability of Article. The provisions of this article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 13.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

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Section 12.02       Satisfaction of Sinking Fund Payments with Securities. The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted Optional Sinking Fund Payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.03       Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company (1) will deliver to the Trustee an Officers’ Certificate (A) stating that no defaults in the payment of interest or Events of Default with respect to Securities of that series have occurred (which have not been waived or cured), (B) specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of Securities of that series, (C) stating whether or not the Company intends to exercise its right, if any, to make an Optional Sinking Fund Payment with respect to such series on the next ensuing sinking fund payment date and, if so, specifying the amount of such Optional Sinking Fund Payment and (D) specifying the portion of such sinking fund payment, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 13.02 and (2) will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities of such series to be redeemed upon such sinking fund payment date in the manner specified in Section 12.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 12.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 12.05, 12.06 and 12.07. Failure of the Company, on or before any such 60th day, to deliver such Officers’ Certificate and Securities specified in this Section 13.03, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (a) that the Mandatory Sinking Fund Payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (b) that the Company will make no Optional Sinking Fund Payment with respect to Securities of such series as provided in this article.

The Trustee shall not redeem or cause to be redeemed any Security of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default with respect to such series except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article V and held for the payment of all such

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Securities of such series. In case such Event of Default shall have been waived as provided in Section 5.13 or the default cured on or before the 60th day preceding the sinking fund payment date, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section 13.03 to the redemption of such Securities.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE XIII

SUBORDINATION

Section 13.01       Agreement to Subordinate.

(a)          The Company covenants and agrees, and each Holder of Securities issued hereunder by such Holder’s acceptance thereof likewise covenants and agrees, that (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) all Securities shall be issued subject to the provisions of this article; and each Holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

(b)          The payment by the Company of the principal of, and interest on, the Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

(c)          No provision of this article shall prevent the occurrence of any default or Event of Default hereunder.

Section 13.02       Default on Senior Indebtedness.

(a)          No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, or interest on the Securities, whether pursuant to the terms of the Securities or upon acceleration, by way of repurchase, redemption, defeasance or otherwise, will be made if, at the time of such payment, there exists a default in the payment when due of all or any portion of the obligations under or in respect of any Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on of the holders of Senior Indebtedness.

(b)          In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (a “Payment Blockage Notice”) from a holder or holders of such Senior Indebtedness or the trustee or agent acting on behalf of such Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Senior Indebtedness has

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been discharged or repaid in full in cash, or the requisite holders of such Senior Indebtedness have otherwise agreed in writing, no payment of any kind or character with respect to any principal of or interest on or distribution will be made by or on behalf of the Company on account of or with respect to the Securities, during a period (a “Payment Blockage Period”) commencing on the date of receipt of such Payment Blockage Notice by the Trustee and ending 179 days thereafter.

(c)          Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) there must be 180 days in any 360-day period during which no Payment Blockage Period is in effect. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Senior Indebtedness or the trustee or agent acting on behalf of such Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

(d)          In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 13.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

Section 13.03       Liquidation; Dissolution; Bankruptcy.

(a)          Upon any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary, assignment for the benefit of creditors or marshalling of the Company’s assets, or in bankruptcy, insolvency, receivership or other similar proceedings, whether voluntary or involuntary, all principal, premium, if any, and interest due or to become due to all Senior Indebtedness of the Company shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of the Senior Indebtedness, before the Holders are entitled to receive or retain any payment; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character whether in cash, property or securities, which the Holders or the Trustee would be entitled to receive from the Company, except for the provisions of this article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their

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respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of the Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

(b)          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

(c)          For purposes of this article, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this article with respect to the Securities to the payment of all Senior Indebtedness of the Company that may at the time be outstanding; provided, however, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The amalgamation or consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its properties or assets substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.03 if such other corporation shall, as part of such amalgamation, consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of this Indenture. Nothing in Section 14.02 or in this Section 14.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07 of this Indenture.

(d)          If the Trustee or any Holder of Securities does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder of Securities.

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Section 13.04       Subrogation.

(a)          Subject to the payment in full of all Senior Indebtedness of the Company then outstanding, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this article, and no payment over pursuant to the provisions of this article to or for the benefit of the holders of such Senior Indebtedness by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this article are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

(b)          Nothing contained in this Article XIV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness of the Company nor shall anything herein or therein prevent the Trustee or any Holder of Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this article of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(c)          Upon any payment or distribution of assets of the Company referred to in this article, the Trustee, subject to the provisions of Section 6.01 of this Indenture, and the Holders shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this article.

Section 13.05       Trustee to Effectuate Subordination. Each Holder of Securities by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this article and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

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Section 13.06       Notice by the Company.

(a)          The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this article. Notwithstanding the provisions of this article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this article, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a Holder or holders of Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01 of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 14.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which such money was received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

(b)          The Trustee, subject to the provisions of Section 6.01 of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 13.07       Rights of The Trustee; Holders of Senior Indebtedness.

(a)          The Trustee in its individual capacity shall be entitled to all the rights set forth in this article in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

(b)          With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this article and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness

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and, subject to the provisions of Section 6.01 of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this article or otherwise.

Section 13.08       Subordination May Not be Impaired.

(a)          No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

(b)          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this article or the obligations hereunder of the Holders to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising or waive any rights against the Company and any other Person.

(c)          Each present and future holder of Senior Indebtedness shall be entitled to the benefit of the provisions of this article notwithstanding that such holder is not a party to this Indenture.

Section 13.09       Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this article in addition to or in place of the Trustee; provided, however, that this Section 14.09 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 13.10       Defeasance of This Article. Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of United States Government Obligations held in trust under Article Four hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Four hereof and not in violation of Section 14.02 hereof for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the

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restrictions set forth in this article, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

Section 13.11       Subordination Language to be Included in Securities. Each Security shall contain a subordination provision which will be substantially in the following form:

“The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture, or as set forth in one or more indentures supplemental hereto, a Board Resolution in accordance with Section 3.01 of the Indenture or in this Security). Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it affect.”

Section 13.12       Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

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IN WITNESS WHEREOF, each party hereto has executed this Indenture as of the day and year first before written.

XL GROUP LTD

By:
Name:
Title:

BY ITS LAWFULLY APPOINTED ATTORNEY

Name:
Title:

IN THE PRESENCE OF

Witness

Name:
Address:

[______],
as Trustee

By:
Name:
Title: